NETWORK-1 SECURITY SOLUTIONS, INC.


                        Filed Pursuant to Rule 424(b)(3)
                           Registration No. 333-126013

                           PROSPECTUS SUPPLEMENT NO. 7
                     (To Prospectus dated December 22, 2005)


This is a prospectus supplement to our prospectus dated December 22, 2005 (the "Prospectus") relating to the resale from time to time by selling stockholders of up to 16,886,267 shares of our Common Stock, including shares issuable upon exercise of outstanding warrants and options. On April 17, 2006, we filed with the Securities and Exchange Commission a Current Report on Form 8-K. The text of the Form 8-K is attached to and a part of this supplement.

This prospectus supplement should be read in conjunction with the Prospectus and the prior prospectus supplements, and may not be delivered or utilized without the Prospectus and the prior prospectus supplements. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the Prospectus.

The securities offered by the Prospectus involve a high degree of risk. You should carefully consider the "Risk Factors" referenced on page 7 of the Prospectus in determining whether to purchase the Common Stock.

The date of this prospectus supplement is April 17, 2006.